                                                                     EXHIBIT 3.1

                          CERTIFICATE OF AMENDMENT TO

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            GLOBAL KNOWLEDGE, INC.

                 - - - - - - - - - - - - - - - - - - - - - -
                       Under Sections 228 and 242 of the
                          General Corporation Law of
                             the State of Delaware
                 - - - - - - - - - - - - - - - - - - - - - -


            It is HEREBY CERTIFIED that

          1. The name of the corporation (hereinafter called the
"Corporation") is
 -----------

                             GLOBAL KNOWLEDGE, INC.

          2. The certificate of incorporation of the Corporation is hereby amended to restate in its entirety Section B5 of Part I of Article FOURTH thereof:

          "   Mandatory Redemption.
              --------------------

          a. On January 1, 2006, the Corporation shall redeem all of the shares of the Series A Preferred Stock then outstanding at the Series A Preferred Stock Redemption Price.

          b. Immediately upon the closing of an underwritten public offering pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation resulting in gross proceeds of at least $30,000,000 to the Corporation (prior to deduction of underwriter's fees, expenses, commissions and discounts) (a "Series A Qualified Offering"), the Corporation shall redeem, on a pro rata basis, at the Series A Preferred Stock Redemption Price such number of shares of Series A Preferred Stock equal to the Series A Redemption Share Number. Notwithstanding the foregoing, the provisions of this Paragraph b shall have no effect if the closing of a Series A Qualified Offering occurs after May 31, 2001.

          c. "Series A Preferred Stock Redemption Price" means a price equal to One Hundred Dollars ($100) per share plus all accrued but unpaid dividends thereon (whether or not declared) as of the applicable Series A Preferred Stock Redemption Date. "Series A Preferred Stock Redemption Date" means any date upon which the Corporation is obligated to redeem any shares of Series A Preferred Stock. "Series A Redemption Share Number" means a number of shares of Series A Preferred Stock (rounded to the nearest whole number) equal to the quotient obtained by dividing (A) $20,000,000 by (B) the Series A Preferred Stock Redemption Price. "

          3. The certificate of incorporation of the Corporation is hereby further amended to add the following new section as Section B8 of Part I of Article FOURTH thereof:

          "    B8.   Automatic Conversion.
                     --------------------

          a. Immediately upon the closing of a Series A Qualified Offering, but following the redemption of the certain shares of Series A Preferred Stock in accordance with Paragraph b of Section B5, all remaining outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock determined in accordance with the provisions of Paragraph b of this Section B8. Notwithstanding the foregoing, the provisions of this Section B8 shall have no effect if the closing of a Series A Qualified Offering occurs after May 31, 2001.

          b. The number of shares of Common Stock issuable upon the automatic conversion of a share of Series A Preferred Stock under this Section B8 shall be equal to the quotient obtained by dividing (A) the Series A Preferred Redemption Price, by (B) the dollar amount which is equal to the initial public offering price per share in the Series A Qualified Offering (the "IPO Price"). Such conversion shall be effective whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

          c. Upon the occurrence of the conversion events specified in Paragraph a of this Section B8, the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of the conversion events specified in Paragraph a of this Section B8, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificates or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted.

          d. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock (after taking into account all shares of Series A Preferred Stock held by a holder thereof), the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the IPO Price.

          e. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation promptly shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          4. The capital of the Corporation will not be decreased on account of the foregoing amendment.

          5. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on October 2, 2000
                                          /s/ DUNCAN M. ANDERSON
                                          ----------------------
                                          Duncan M. Anderson
                                          President and Chief Executive Officer

                          CERTIFICATE OF AMENDMENT TO

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               GKN HOLDINGS, INC.

                 - - - - - - - - - - - - - - - - - - - - - -
                       Under Sections 228 and 242 of the
                           General Corporation Law of
                             the State of Delaware
                 - - - - - - - - - - - - - - - - - - - - - -


          It is HEREBY CERTIFIED that

          1. The name of the corporation (hereinafter called the "Corporation")
                                                                  -----------
is

                               GKN HOLDINGS, INC.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof in its entirety and by substituting in lieu of said article, the following new article:

          "FIRST:  The name of the Corporation is

                            GLOBAL KNOWLEDGE, INC."

          3. The capital of the Corporation will not be decreased on account of the foregoing amendment.

          4. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on September 28, 2000

                                           /s/ DUNCAN M. ANDERSON
                                           -----------------------
                                           Duncan M. Anderson
                                           President and Chief Executive Officer

                          CERTIFICATE OF AMENDMENT TO

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               GKN HOLDINGS, INC.

                 - - - - - - - - - - - - - - - - - - - - - -
                       Under Sections 228 and 242 of the
                           General Corporation Law of
                             the State of Delaware
                 - - - - - - - - - - - - - - - - - - - - - -

                                 It is HEREBY CERTIFIED that

         1. The name of the corporation (hereinafter called the "Corporation")
                                                                 -----------
is

                               GKN HOLDINGS, INC.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said paragraph, the following new paragraph:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 167,100,000 shares, consisting of 7,100,000 shares of Preferred Stock, $1.00 par value (herein called the "Preferred Stock"), and 160,000,000 shares of Common Stock, $.01 par value per share (herein called the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated. "

          3. The capital of the Corporation will not be decreased on account of the foregoing amendment.

          4. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on March 1, 2000

                                        /s/ DUNCAN M. ANDERSON
                                      --------------------------------------
                                        Duncan M. Anderson
                                        President and Chief Executive Officer

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               GKN HOLDINGS, INC.

          GKN HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is GKN HOLDINGS, INC. and the name under which the corporation was originally incorporated is GKN HOLDINGS, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 18, 1995.

          2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by, amending and restating Article Fourth of the Certificate of Incorporation (a) to change the authorized capital stock of the Corporation from One Hundred One Million (101,000,000) shares, consisting of One Million (1,000,000) shares of Preferred Stock, $1.00 par value, and One Hundred Million (100,000,000) shares of Common Stock, $.01 par value, to One Hundred Seventeen Million One Hundred Thousand (117,100,000) shares, consisting of Seven Million One Hundred Thousand (7,100,000) shares of Preferred Stock, $1.00 par value, and One Hundred Ten Million (110,000,000) shares of Common Stock, $.01 par value, (b) to redesignate the Corporation's One Million (1,000,000) outstanding shares of Preferred Stock as "Series A Preferred Stock," (c) to authorize Six Million One Hundred Thousand (6,100,000) shares of Series B Convertible Preferred Stock and designate the powers, preferences, rights, qualifications, limitations and restrictions thereof and (d) to authorize the Board of Directors of the Corporation to declare the powers, preferences, rights, qualifications, limitations and restrictions of the remaining undesignated Preferred Stock.

          3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

          FIRST:  The name of the Corporation is GKN HOLDINGS, INC.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

          THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Seventeen Million One Hundred Thousand (117,100,000) shares, consisting of Seven Million One Hundred Thousand (7,100,000)
shares of Preferred Stock, $1.00 par value (herein called the "Preferred Stock"), and One Hundred Ten Million (110,000,000) shares of Common Stock, $.01 par value (herein called the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

          The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:



                             I.   PREFERRED STOCK
     A.   General.

          Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any share of Preferred Stock redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or the Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

          Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or the Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with law and the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

          As used herein, the term "Preferred Stock" used without reference to the Series A Preferred Stock or Series B Preferred Stock means the shares of Series A Preferred Stock, the shares of Series B Preferred Stock and the shares of any series of Preferred Stock of the Corporation issued, authorized and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class, except as otherwise expressly provided for in this Article FOURTH of this Certificate of Incorporation or as the context otherwise requires.

B.    Description and Designation of Series A Preferred Stock.
      -------------------------------------------------------

          B1. Designation. A total of One Million (1,000,000) shares of the
              -----------
Corporation's Preferred Stock shall be designated the "Series A Preferred Stock" (the "Series A Preferred Stock").

          B2. Dividends.
              ---------

          a. The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends accruing at the rate of $6.00 per share per annum, and no more, payable when and as declared by the Board of Directors of the Corporation and out of funds legally available for the payment thereof. Such dividends shall be cumulative and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date for the determination of holders of the Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) calendar days prior to the date fixed for the payment thereof.

          b. As long as any shares of the Series A Preferred Stock shall remain outstanding, in no event shall any dividend be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable solely in shares of Common Stock of the Corporation, nor shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Common Stock, unless, in each such case,
(i) full cumulative dividends on the outstanding shares of the Series A Preferred Stock shall have been declared and paid and (ii) any arrears or defaults in any mandatory redemption of shares of the Series A Preferred Stock shall have been cured.

B3.      Liquidation, Dissolution or Winding Up.
         --------------------------------------

          a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of shares of any Common Stock by reason of their ownership thereof, amount equal to One Hundred Dollars ($100) per share of the Series A Preferred Stock, plus all accrued but unpaid dividends thereon (whether or not declared), and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they shall be entitled pursuant to this Section B3.(a), the holders of shares of the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares of the Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          b. After the payment of all amounts required to be paid pursuant to Section B3.(a) above, to the holders of shares of the Series A Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall share in any distribution of the remaining assets and funds of the Corporation in the manner provided by law, in the Certificate of Incorporation of the Corporation, as amended, or as provided in any pertinent Certificate of Designation of the Corporation, as the case may be.

          c. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section B3. (unless in connection therewith the liquidation of the Corporation is specifically approved).

     B4. Voting. So long as shares of the Series A Preferred Stock are
         ------
outstanding, without the consent of the holders of at least Sixty-Six and Two-Thirds Percent (66-2/3% ) of the Series A Preferred Stock at the time outstanding given in person or by proxy, either in writing or at a special meeting called for that purpose at which the holders of the Series A Preferred Stock shall vote separately as a class, the Corporation may not (i) effect or validate the amendment, alteration or repeal of any provision hereof which would amend or repeal the dividend, voting, redemption or liquidation rights of the Series A Preferred Stock set forth herein, or (ii) create or authorize any additional class or series of stock ranking senior to or on a parity with the Series A Preferred Stock as to dividends or as to rights upon mandatory redemption, liquidation, dissolution or winding up.

     B5.   Mandatory Redemption.
           --------------------

          a. On January 1, 2006, the Corporation shall redeem, at a redemption price of One Hundred Dollars ($100) per share plus all accrued but unpaid dividends thereon (whether or not declared) as of such date (the "Series A Preferred Stock Redemption Price"), all of the shares of the Series A Preferred Stock then outstanding.

     B6.    Procedure for Redemption.
            ------------------------

          a. At least twenty (20) calendar days (and not more than sixty (60) calendar days) prior to the Series A Preferred Stock Redemption Date, written notice thereof (a "Series A Preferred Stock Redemption Notice") shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of the Series A Preferred Stock, at his or its address last shown on the records of the transfer agent of the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the Series A Preferred Stock Redemption Date, the Series A Preferred Stock Redemption Price, the total number of shares to be redeemed from such holder, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed. In order to facilitate the redemption of the Series A Preferred Stock the Board of Directors may fix a record date for the determination of holders of the Series A Preferred Stock, no more than sixty (60) calendar days nor less than ten (10) calendar days prior to the Series A Preferred Stock Redemption Date.

          b. On or prior to the Series A Preferred Stock Redemption Date, all holders of shares of the Series A Preferred Stock shall surrender their certificates representing such shares to the Corporation, in the manner and at the place designated in the Series A Preferred Stock Redemption Notice, and against such surrender the Series A Preferred Stock Redemption Price of such shares shall be paid to the order of the person whose name appears on each such certificate as the owner thereof. Each surrendered certificate shall be canceled. From and after the Series A Preferred Stock Redemption Date, unless there shall have been a default in payment of the Series A Preferred Stock Redemption Price, all rights of the holders of the shares of the Series A Preferred Stock as holders of such shares of the Series A Preferred Stock (except the right to receive the Series A Preferred Stock Redemption Price without interest against surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          c. If the funds of the Corporation legally available for redemption of the Series A Preferred Stock on the Series A Preferred Stock Redemption Date are insufficient to redeem the full number of shares of the Series A Preferred Stock on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares of the Series A Preferred Stock ratably from each holder whose shares are otherwise required to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of the Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

     B7. Reacquired Shares. Any shares of the Series A Preferred Stock, which
         -----------------
are redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and the number of authorized shares of the Preferred Stock shall be reduced accordingly.

C.      Description and Designation of Series B Preferred Stock.
        --------------------------------------------------------

          C1. Designation. A total of Six Million One Hundred Thousand (6,100,000) shares of the Corporation's Preferred Stock shall be designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock").

        C2.   Dividends.
              ---------

          The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the rate of Six Percent (6%) per annum, payable only (a) if, as and when determined by the Board of Directors of the Corporation, (b) upon the liquidation, dissolution, sale, winding up of the Corporation or deemed liquidation of the Corporation (as set forth in Section C3.(c) of Article FOURTH), or (c) upon redemption in accordance with Section C6. of Article FOURTH. Such dividends on the Series B Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution (as defined below) shall be paid or declared and set apart for the Common Stock. Upon conversion of the Series B Preferred Stock, any right of the holders thereof with respect to any accrued but unpaid dividends shall terminate and any accrued and unpaid dividends shall be forfeited.

          For purposes of this Section C2. "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase at a price equal to the original issue price of such shares) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

         C3.     Liquidation, Dissolution or Winding Up.
                 --------------------------------------

          (a) Treatment at Liquidation, Dissolution or Winding Up. In the event
              ---------------------------------------------------
of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be, junior to, the Series B Preferred Stock, and subject to the prior liquidation rights and preferences of the Series A Preferred Stock and to the rights and preferences of any other class or series of Preferred Stock designated to be senior to, or on a parity with, the Series B Preferred Stock, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings, an amount (such amount, as so determined, is referred to herein as the "Series B Liquidation Preference") equal to the greater of: (i) $5.00 per share of Series B Preferred Stock (which amount shall be subject to appropriate adjustment to the same extent and in the same manner as set forth in Section C5.(d) of Article FOURTH, with respect to adjustments to the Series B Applicable Conversion Value plus any dividends accrued but unpaid on such shares (whether or not declared)), or (ii) an amount per share which the holders of Series B Preferred Stock would have received if they had converted their shares of Series B Preferred Stock into Common Stock, pursuant to Section C5. of this Article FOURTH, immediately prior to such liquidation, dissolution or winding up of the Corporation.

          After payment has been made to the holders of the Series B Preferred Stock (and any other class or series of stock of the Corporation designated to be senior to, or on a parity with, the Series B Preferred Stock) of the full Series B Liquidation Preference to which such holders shall be entitled as aforesaid, the remaining assets shall be distributed to the holders of any class or series of Preferred Stock designated to be junior to the Series B Preferred Stock to the extent then provided in the Corporation's Certificate of Incorporation and, thereafter, to the holders of the Common Stock on a pro-rata basis.

          (b) Insufficient Funds. If upon such liquidation, dissolution or
              ------------------
winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series B Preferred Stock and any other then-outstanding shares of the Corporation's capital stock ranking on a parity with respect to the payments on liquidation with the Series B Preferred Stock (such shares, being referred to herein as the "Parity Preferred Stock") shall be insufficient to permit payment to such holders of the full Liquidation Preference and all other preferential amounts payable with respect to the Series B Preferred Stock and such Parity Preferred Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series B Preferred Stock and such Parity Preferred Stock, pro rata, in proportion to the full respective preferential amounts to which the Series B Preferred Stock and such Parity Preferred Stock are each entitled.

          (c) Certain Transactions Treated as Liquidation. For purposes of this
              -------------------------------------------
Section C3., at the election of a majority of the outstanding holders of Series B Preferred Stock, (A) any acquisition of the Corporation by means of merger or other form of corporate reorganization with or into another corporation in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary, in which transaction this Corporation is not the surviving entity, and, as a result of which transaction, the stockholders of this Corporation own Fifty Percent (50% ) or less of the voting power of the surviving entity (other than a mere reincorporation transaction), or (B) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the Corporation (other than to or by a wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series B Preferred Stock to receive at the closing of any such transactions the amount that would be received in a liquidation, dissolution or winding up pursuant to Section C3.(a) hereof.

          (d) Distributions of Property. Whenever the distribution provided for
              -------------------------
in this Section C3. shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

     C4. Voting Power. Except as otherwise expressly provided in Section C7. of
         ------------
this Article FOURTH or as otherwise required by law, the holders of Series B Preferred Stock shall not be entitled to vote on any matters.

     C5. Conversion Rights. The holders of the Series B Preferred Stock shall
         -----------------
have the following rights with respect to the conversion of such shares into shares of Common Stock:

     (a) General. Subject to and in compliance with the provisions of this
         -------
Section C5., any or all shares of the Series B Preferred Stock may, at the option of the holder thereof (except that (1) the right of conversion shall terminate in accordance with Section C5.(e)(iv), (2) upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series B Preferred Stock, and (3) except that in the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section C6. of this Article FOURTH, the right of conversion of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the right of conversion for such shares shall continue until such price is paid in full), be converted at any time into fully-paid and non-assessable shares of Common Stock. Except as otherwise provided in Section C5.(e)(ii) below, the number of shares of Common Stock that a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series B Applicable Conversion Value for the Series B Preferred Stock (determined as provided in Section C5.(b) below) by the number of shares of Series B Preferred Stock being converted at any time.

     (b) Applicable Conversion Rate. The conversion rate in effect at any time
         --------------------------
for the Series B Preferred Stock (the "Series B Applicable Conversion Rate") shall be the quotient obtained by dividing $5.00 by the Series B Applicable Conversion Value, calculated as provided in Section C5.(c) below. Initially, the Series B Applicable Conversion Rate shall be one (1), and each share of Series B Preferred Stock shall initially be convertible into one (1) share of Common Stock.

     (c) Applicable Conversion Value. The Series B Applicable Conversion Value
         ---------------------------
in effect from time to time, except as adjusted in accordance with Section C5.(d) below or as provided in Section C5.(e) below, shall be $5.00 with respect to the Series B Preferred Stock (the "Series B Applicable Conversion Value").

     (d) Adjustment to Applicable Conversion Value. Upon the happening of an
         -----------------------------------------
Extraordinary Common Stock Event (as hereinafter defined), the Series B Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Applicable Conversion Value. The Series B Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock, or any securities convertible into or exchangeable for

Common Stock, as a dividend or other distribution on outstanding shares of the Corporation's capital stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) a reclassification of the outstanding shares of Common Stock.

     (e) Automatic Conversion.

     (i) Mandatory Conversion of Series B Preferred Stock. Immediately upon the
         ------------------------------------------------
closing of an underwritten public offering pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation or covering the offer and sale of common stock of Global Knowledge Network, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Global Knowledge") resulting in gross proceeds of at least $30,000,000 to the Corporation or Global Knowledge, as the case may be, (prior to deduction of underwriter's fees, expenses, commissions and discounts) (a "Qualified Offering"), all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of shares of Common Stock determined in accordance with the provisions of Section C5.(e)(ii) below.

     (ii) Number of Shares Issuable Upon Mandatory Conversion. In the case of a
          ---------------------------------------------------
Qualified Offering of the Corporation's Common Stock, the number of shares of Common Stock issuable upon automatic conversion under this Section C5.(e) shall be determined by dividing (A) the product obtained by multiplying (1) Series B Applicable Conversion Value and (2) the number of shares of Series B Preferred Stock outstanding, by (B) the dollar amount which is Eighty Percent (80%) of the initial public offering price per share in the Qualified Offering. Such conversion shall be effective whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. In the case of a Qualified Offering of the common stock of Global Knowledge, the number of shares of Common Stock issuable upon automatic conversion pursuant to this Section C5.(e) shall be equal to the number of shares issuable upon a voluntary conversion in accordance with the provisions of Section C5.(a) above.

     (iii) Surrender of Certificates Upon Mandatory Conversion. Upon the
           ---------------------------------------------------
occurrence of the conversion events specified in Section C5.(e)(i), the holders of the Series B Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the

Corporation from any loss incurred by it in connection therewith. Upon the occurrence of the conversion events specified Section C5.(e)(i) above, all rights with respect to the Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted.

     (iv) Notice of Qualified Offering; Termination of Voluntary Conversion
          -----------------------------------------------------------------
Rights. In the event that the Corporation intends to file, or cause Global
------
Knowledge to file a registration statement for a Qualified Offering, the Corporation shall give notice, or cause Global Knowledge to give notice (in either case, a "Qualified Offering Notice"), to the holders of the Series B Preferred Stock, not earlier than one hundred twenty (120) calendar days nor later than sixty (60) calendar days prior to the intended effective date of such registration statement (the "Projected Effective Date"). The Qualified Offering Notice shall contain such details concerning the proposed Qualified Offering as are available to the Corporation or Global Knowledge, as the case may be, at the time of the giving of the Qualified Offering Notice. For a period commencing on the date of the Qualified Offering Notice and ending fifteen (15) calendar days prior to the Projected Effective Date (the "Election Period"), each holder of Series B Preferred Stock may elect to convert such holder's shares of Series B Preferred Stock, and such conversion may be made conditional upon the closing of the Qualified Offering in accordance with the provisions of Section C5.(a) above; provided, that the closing of the Qualified Offering shall occur within
       --------
thirty (30) calendar days of the Projected Effective Date. Following the Election Period, the conversion of shares of Series B Preferred Stock shall occur only pursuant to the provisions of this Section C5.(e) and the rights of holders of Series B Preferred Stock to elect conversion pursuant to Section C5.(a) above shall terminate.

     (f) Dividends. In the event the Corporation shall make or issue, or shall
         ---------
fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is defined in Section C5.(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section C5. with respect to the rights of the holders of the Series B Preferred Stock; provided, however,
                                                           --------
that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

     (g) Capital Reorganization or Reclassification. If the Common Stock
         ------------------------------------------
issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section C5., or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

     (h) Merger, Consolidation or Sale of Assets. If at any time or from time to
         ---------------------------------------
time there shall be a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of another business where the Corporation survives as a going concern) or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the per share kind and amount of consideration received or receivable (including cash) upon such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series B Preferred Stock into Common Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Section C5. to the end that the provisions of this Section C5. (including adjustment of the Series B Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series B Preferred Stock) shall be applicable after that event so that the economic effect shall be the same with respect to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

     (i) Certificate as to Adjustments; Notice by Corporation. In each case of
         ----------------------------------------------------
an adjustment or readjustment of the Series B Applicable Conversion Value pursuant to this Section C5., the Corporation at its expense will furnish each holder of Series B Preferred Stock with a written notice certified by the Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     (j) Exercise of Conversion Privilege. To exercise its conversion privilege,
         --------------------------------
a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares.

Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper instruments of assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or another person on its written order, such certificate or certificates as such holder may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section C5., and cash, as provided in Section C5.(k) below, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (k) Cash In Lieu of Fractional Shares. No fractional shares of Common Stock
         ---------------------------------
or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

     (l) Partial Conversion. In the event some but not all of the shares of
         ------------------
Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock that were not converted.

     (m) Reservation of Common Stock. The Corporation shall at all times reserve
         ---------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for Series B Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation promptly shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (n) No Reissuance of Preferred Stock. No share or shares of Series B
         --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock.

 C6.   Redemption.
       -----------

     (a) Mandatory Redemption. The Corporation shall, subject to the conditions
         --------------------
set forth below, on each Series B Redemption Date provided in this Section C6.(a), redeem from each holder of shares of Series B Preferred Stock, at the Series B Redemption Price (as defined in Section C6.(h) below), the following respective portions of the number of shares of Series B Preferred Stock held by such holder set forth opposite the applicable Series B Redemption Date:

                                                             Portion of then
                     Series B                         Outstanding Shares of Series B
                  Redemption Date                     Preferred Stock To Be Redeemed
                  ---------------                     ------------------------------
Second  Anniversary Date                                   50%
Third Anniversary Date                                     All Shares then held

     (b) Optional Redemption. The Corporation shall have the right and option to
         -------------------
redeem, at the Series B Redemption Price, all or any portion of the shares of Series B Preferred Stock outstanding by giving notice to the holders not less than forty-five (45) calendar days prior to the applicable Series B Redemption Date.

     (c) Insufficient Funds for Redemption.
         ---------------------------------

        (i) If the funds of the Corporation legally available for redemption of the Series B Preferred Stock on the Series B Redemption Date are insufficient to redeem the number of shares of Series B Preferred Stock to be so redeemed on such Series B Redemption Date, the holders of shares of Series B Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Series B Redemption Dates were redeemed in full. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

     (ii) At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will be used, as soon as practicable but no later than the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

     (d) Redemption Proportionate. Each redemption of Series B Preferred Stock
         ------------------------
shall be made so that the number of shares of Series B Preferred Stock held by each registered owner electing redemption shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series B Preferred Stock being so redeemed as the number of shares of Series B Preferred Stock then held by such registered owner bears to the aggregate number of shares of Series B Preferred Stock then outstanding.

     (e) Redemption Notice. At least forty-five (45) calendar days prior to a
         -----------------
Series B Redemption Date with respect to a redemption under Section C6.(b) above, written notice (hereinafter referred to as the "Series B Redemption Notice") shall be mailed, first class or certified mail, postage prepaid, by the Corporation to each holder of record of shares of Series B Preferred Stock which are to be redeemed, at such holder's address shown on the records of the Corporation. The Series B Redemption Notice shall contain the following information:

     (i) the number of shares of Series B Preferred Stock held by the holder which are to be redeemed by the Corporation;

     (ii) the Series B Redemption Date and the Series B Redemption Price; and

     (iii) that the holder is to surrender to the Corporation, at the place designated therein, such holder's certificate or certificates representing the Series B Preferred Stock to be redeemed.

     (f) Surrender of Certificates. Each holder of Series B Preferred Stock
         -------------------------
shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Series B Redemption Notice, and thereupon the Series B Redemption Price for such shares as set forth in this Section C6. shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be canceled and retired. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to such holder or another person on the written order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not redeemed.

     (g) Rights as a Stockholder after Redemption. Unless there shall have been
         ----------------------------------------
a default in payment of the Series B Redemption Price, on such Series B Redemption Date all rights of each holder of shares of Series B Preferred Stock as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the Series B

Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Series B Redemption Date be deemed to be outstanding.

     (h) Definitions. "Series B Redemption Price" means a price equal to $5.00
         -----------
per share (subject to appropriate adjustment to the same extent and in the same manner as set forth in Section C5.(d) of Article FOURTH, with respect to the adjustment to the Series B Applicable Conversion Value, plus any accrued but unpaid dividends (whether or not declared) thereon. "Series B Redemption Date" means the date fixed for redemption pursuant to either of Sections C6.(a) or C6.(b).

     C7. Restrictions and Limitations. At any time when shares of Series B
         ----------------------------
Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or this Certificate of Incorporation, and in addition to any other vote required by law, without the written consent of the holders of at least Sixty-Six and Two-Thirds Percent (66 2/3%) of the then outstanding Series B Preferred Stock (with each share being entitled to one vote) given in writing or by vote at a meeting, consenting or voting (as applicable) separately as a class, the Corporation will not amend its Certificate of Incorporation or by-laws if such amendment would materially adversely affect any of the rights, preferences, privileges of or limitations provided for herein of any shares of Series B Preferred Stock. Without limiting the generality of the foregoing, the Corporation will not amend its Certificate of Incorporation or by-laws without the approval of at least Sixty-Six and Two-Thirds Percent (66 2/3%) of the then outstanding shares of Series B Preferred Stock to:

     a. increase or decrease (except retirement following conversion) the authorized number of shares of Series B Preferred Stock or reissue shares of Series B Preferred Stock previously converted; or

     b. adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock; or

     c. pay any dividends on the Common Stock at a time when any shares of Series B Preferred Stock are still outstanding.

     C8. No Dilution or Impairment. The Corporation will not, by amendment of
         -------------------------
its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against dilution or other impairment.

     C9. Notices of Record Date. In the event of:
         ----------------------

     a. any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

     b. any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

     c. any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

     (i) then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least twenty (20) calendar days prior to the earlier of (1) the date specified in such notice on which such record is to be taken, and (2) the date specified in such notice on which such action is to be taken.

     C10. Issue Tax. The issuance of certificates for shares of Common Stock
          ---------
upon conversion of Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided, that the Corporation shall not be required to pay any tax in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock that is being converted.

     C11. Waiver. Any of the rights of the holders of Series B Preferred Stock
          ------
set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock.

                               II. COMMON STOCK

          All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges:

A.  Dividends.
    ---------

          When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

B.  Voting Rights.
    -------------
          Each holder of Common Stock shall be entitled to one vote per share. There shall be no cumulative voting.

          FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

               Gregory R. Salathe
               45 Rockefeller Plaza
               New York, N.Y.  10111

          SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

          SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

          EIGHTH:

     A. The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to
Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

     B. No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability
--------  -------
of a director (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or
(iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article EIGHTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

          4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          5. This Restated Certificate of Incorporation shall be effective on the date of filing hereof.

          IN WITNESS WHEREOF, said GKN HOLDINGS, INC. has caused this Certificate to be signed by, Stacey M. Cannon its Secretary, as of the 23rd day of November 1999.


                                                 GKN HOLDINGS, INC.

                                                 By: /S/ STACEY M. CANNON
                                                 -------------------------
                                                 Name:  Stacey M. Cannon
                                                 Title:  Secretary